The Ensign Group Reports Fourth Quarter and Fiscal Year 2021 Results;
Issues 2022 Guidance

Conference Call and Webcast scheduled for tomorrow, February 10, 2022 at 10:00 am PT

SAN JUAN CAPISTRANO, California – February 9, 2022 – The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign(TM) group of companies, which provide post-acute healthcare services and invest in the long-term healthcare industry, primarily in skilled nursing and senior living facilities, announced operating results for the fourth quarter and fiscal year 2021, reporting GAAP diluted earnings per share of $0.86 and $3.42 for the quarter and year ended December 31, 2021, respectively. Ensign reported a record adjusted earnings per share(1) of $0.97 and $3.64 for the quarter and the 2021 year, respectively.

Highlights Include:

▪GAAP diluted earnings per share for the quarter was $0.86, representing an increase of 4.9% over the prior year quarter. Adjusted diluted earnings per share for the quarter was $0.97, an increase of 21.3%(1) over the prior year quarter.

▪GAAP diluted earnings per share for the year was $3.42, representing an increase of 11.8% over the prior year, and adjusted diluted earnings per share for the year was $3.64, an increase of 16.3%(1) over the prior year.

▪Consolidated GAAP revenues and adjusted revenues(1) for the year were both $2.6 billion, an increase of 9.5% over the prior year.

▪Total skilled services(2) segment income increased to $373.6 million and $100.2 million, or 14.0% and 19.1% over the prior year and the prior year quarter, respectively.

▪Same store and transitioning occupancy increased by 3.0% and 6.8%, respectively, from prior year quarter and same store and transitioning occupancy increased by 0.4% and 1.7%, respectively, both sequentially over the third quarter.

▪Same store and transitioning managed care census increased by 23.0% and 33.6%, respectively, over the prior year quarter and same store and transitioning managed care census increased by 3.8% and 10.0%, respectively, sequentially over the prior quarter.

▪Real estate(2) segment income was $36.0 million for the year, an increase of 14.9% over the prior year, and $9.4 million for the quarter, an increase of 7.3% over the prior year quarter. FFO was $55.7 million for the year, an increase of 12.5% over the prior year, and $14.7 million for the quarter, an increase of 10.2% from the prior year quarter.

▪GAAP net income was $194.7 million for the year, an increase of 14.2% over the prior year, and $48.7 million for the quarter, an increase of 5.2% from prior year quarter.

▪Adjusted net income(1) was $207.2 million for the year, an increase of 18.7% over the prior year, and $54.9 million for the quarter, an increase of 22.4% over the prior year quarter.

(1) See "Reconciliation of GAAP to Non-GAAP Financial Information".
(2) Our Skilled Services and Real Estate Segments are defined and outlined in Note 7 on Form 10-K.

Operating Results

“Our results this quarter demonstrate yet again that our local leaders and their teams continue to be the examples of post-acute excellence as they wade the through the evolving landscape in each of their markets. As they’ve done so, they have again achieved record results in spite of the continued challenges related to the pandemic and the accompanying disruption in the labor markets. Remarkably, despite the impact of the Delta surge in the early part of the quarter and Omicron late in the quarter, we saw continued improvement in occupancies, skilled revenue and managed care revenue. We were particularly pleased that we achieved sequential growth in overall occupancy for the fourth consecutive quarter and managed care census has grown sequentially six quarters in a row. We are amazed by the commitment of our caregivers and their continued endurance and strength,” said Ensign’s Chief Executive Officer Barry Port.

Port noted that as evidence of the medical communities’ confidence in their local operations’ clinical capabilities, the Company saw a marked improvement in patient volumes, especially with high acuity and skilled patients with another sequential increase in Medicare and managed care census of 5.5% and 4.7% in its same store and transitioning portfolio, respectively. “This continued improvement in our admissions trends not only gives us great confidence that we can continue to perform well as the pandemic stubbornly persists in many of our largest markets, but it also shows that we are in an excellent position to see occupancies continue to normalize to pre-pandemic levels over time, even while the pandemic continues to impact our operations, our staff, and our patients. In spite of the unprecedented challenges, the pandemic has forced us to become stronger, more agile, and allowed us to develop strategic local advantages that will continue to bear fruit even when the pandemic eventually subsides. We continue to work closely with our hospitals, government agencies and managed care partners to care for patients with increasingly demanding medical needs. In doing so, our operations have solidified their position as providers of choice and are increasingly seen as critical partners in the healthcare continuum, providing an essential, cost-effective setting for these complex patients. Moreover, as the pandemic has continued to put pressure on the labor markets, our operations have discovered new methods for attracting healthcare professionals into our workforce, while also strengthening their ability to retain and develop existing staff as we have focused on being the employer of choice in our communities. While we would never have wanted this pandemic to occur, it has revealed the strength of front-line professionals and caused us to become better clinically and operationally than ever before,” Port said.

“We are very proud of what we were able to accomplish in 2021 under so many unusual challenges, but we also know we can still be so much better and are excited about the enormous potential within our portfolio as we continue to apply our proven locally-driven healthcare model. We are issuing our annual 2022 earnings guidance of $4.01 to $4.13 per diluted share and annual revenue guidance of $2.93 billion to $2.98 billion. The new midpoint of this 2022 earnings guidance represents an increase of 12% over our 2021 results and is 30% higher than our 2020 results. We are excited about the upcoming year and are confident that our teams will continue to manage and innovate through all the lingering challenges on the labor front. When we consider the current health of our organization, combined with our culture and proven local leadership strategy, we are well-positioned to continue our positive operational momentum,” Port added.

The Company also announced that as of January 3, 2022, it completed the formation of a new captive REIT, Standard Bearer Healthcare REIT, Inc. (“Standard Bearer”). Management explained that the new real estate company will enable the organization to build upon an established real estate investment platform with high quality assets and a proven track record for growth. Chad Keetch, Ensign’s Chief Investment Officer and Executive Vice President said, “We couldn’t be more excited to finally complete the formation of Standard Bearer. We carefully selected this name as the mission and goal of the real estate company will be to partner with the hundreds of Ensign affiliates and other like-minded operators to carry the banner of exceptional post-acute care into the markets they serve. While our real estate strategy has always been an important part of our DNA, we believe this new organizational structure allows us to take the next step with our already thriving real estate business. We have already begun evaluating transactions, which include health care properties that will be operated by Ensign affiliates and other third party operators. We look forward to establishing new partnerships with other outstanding operators and to working together to help further underline the importance of post-acute care providers in the continuum while simultaneously accelerating Ensign’s strategy of acquiring and operating both performing and underperforming operations.”

Further explaining the Company’s rationale for selecting the captive REIT structure, Keetch added, “There are many benefits to our stakeholders in this new organizational structure. In addition to providing us with additional acquisition opportunities, Standard Bearer will be able to leverage the knowledge and experience of our exceptional field as they assist the REIT in its effort to create value through real estate investing. Also, unlike a transaction that involves a one-time benefit to our stakeholders, the captive REIT and the accompanying periodic valuations will show a much more accurate look at the substantial value of our real estate assets. We are happy to now disclose in our 10-K that the current value of real estate portfolio is approximately 40% higher than the book value. Over time, we expect that this continued disclosure will continue to shine a brighter light on the value we have created and will continue to create in these and future assets. In addition, this structure fully preserves the option to do a spin-out or other transactions in the future without duplicating efforts. But most of all, by keeping our real estate company in-house, we will retain the cultural connection between the real estate business and the most important part of our business, which is the care and service that occurs in each operation on a daily basis. We are and always will be operators first and the health of each operation will be paramount in every deal we consider.”

Speaking to the Company’s financial health, Chief Financial Officer, Suzanne Snapper also reported that the company’s liquidity remains strong with approximately $262.2 million of cash on hand and $343.3 million of available capacity under its line-of-credit, which also has a built-in expansion option, both as of December 31, 2021. Ms. Snapper also emphasized that the results for the quarter do not include any benefit related to CARES Act Provider Relief Funds. The Company continues to return all of the provider relief funds it received from the Government.

Ms. Snapper also indicated that, “Management’s guidance is based on diluted weighted average common shares outstanding of approximately 57.3 million and a 25% tax rate. In addition, the guidance assumes, among other things, normalized health insurance costs, normal anticipated Medicare and Medicaid reimbursement rate increases, net of provider taxes, and recovery of the COVID-19 pandemic. It also excludes acquisition-related costs and amortization costs related to intangible assets acquired, and share-based compensation.”

A discussion of the company's use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDA, adjusted EBITDAR, adjusted EBITDA, FFO for our real estate segment as well as a reconciliation of GAAP earnings per share, net income to adjusted net income and adjusted net earnings per share appear in the financial data portion of this release. More complete information is contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2021 which is expected to be filed with the SEC today and can be viewed on the company’s website at http://www.ensigngroup.net.

Growth and Real Estate Highlights

The Company’s affiliates continued their acquisition growth efforts in some of its most mature markets during the quarter. “We are very excited about the six new operations we added during the quarter and since and look forward to seeing them contribute to the success of their clusters and their markets as they implement proven Ensign operational and clinical principles. With these additions, we’ve now added 20 operations to our organization in 2021 and since. This growth should illustrate our confidence in our ability to continue to perform both in the short run and, most importantly, over the long run. We have been extra diligent to ensure that each new addition had the full support of a healthy market, a proven leadership plan and a clear pathway to strong clinical and financial performance,” Keetch said.

The recent acquisitions include the following skilled nursing operations:

•River Pointe of Trinity Healthcare and Rehabilitation Center, a 98-bed skilled nursing facility located in Trinity, Texas;

•Park Village Healthcare and Rehabilitation, a 150-bed skilled nursing facility located in De Soto, Texas;

•Skyline Transitional Care Center, a 80-bed skilled nursing facility located in Boise, Idaho;

•Estrella Health and Rehabilitation Center, a 161-bed skilled nursing facility located in Avondale, Arizona;

•Arrowhead Springs Healthcare, a 119-bed skilled nursing facility located in San Bernardino, California; and

•Desert Mountain Care Center, a 99-bed skilled nursing facility located in Indio, California.

The Company also acquired the real estate for five skilled nursing and assisted living facilities in Arizona, California and Kansas, which had previously been operated by Ensign and Pennant affiliates for a number of years. These additions bring Ensign's growing portfolio to 248 healthcare operations, 22 of which also include senior living operations, across thirteen states. Ensign now owns 101 real estate assets, 70 of which it operates. Keetch also noted that the pipeline for Ensign’s typical turnaround opportunities is strong and improving, including leases and real estate purchases. “We have several deals that we expect to close in the next few months, and expect this to be an active acquisition year. We have a lot of dry powder to grow, both from a leadership and a capital perspective, but will always make sure we stay true to our principles of disciplined growth,” he added.

The Company continues to provide additional disclosure on its real estate segment, which is comprised of properties owned by the Company and leased to affiliated skilled nursing and senior living operations and 32 senior living operations that are leased to The Pennant Group, Inc. Keetch noted that each of these properties are subject to triple-net, long-term leases and generated rental revenue of $65.5 million for the year, of which $49.6 million was derived from Ensign affiliated operations. Also, for the fiscal year 2021 Ensign reported $55.7 million in FFO, which represents an increase of 12.5% over the prior year.

Also, during the quarter, the company paid a quarterly cash dividend of $0.055 per share of Ensign common stock. Keetch noted that the company’s liquidity remains strong and that the Company plans to continue its track record of paying dividends into the future.

In October 2021 the Company adopted a stock repurchase program in the amount of $20.0 million dollars. As of the year ended December 31, 2021 and since, the Company repurchased 265,000 shares of its common stock for $20.0 million, completing the October 2021 stock repurchase program. Also, the Company announced that as of today, February 10, 2022, the Board approved a new stock repurchase program for 2022 in the amount of $20.0 million. “Given the stock’s current price and our recent success in opportunistically repurchasing our stock, we believe that this modest share repurchase is an excellent use of a small portion of our very strong liquidity. We will continue to deploy our capital in a way that, over the long run, will benefit all our stakeholders,” Keetch said.

Conference Call

A live webcast will be held Thursday, February 10, 2022 at 10:00 a.m. Pacific time (1:00 p.m. Eastern time) to discuss Ensign’s fourth quarter and fiscal year 2021 financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors Relations section of Ensign’s website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific time on Friday, March 4, 2022.

About Ensign™

The Ensign Group, Inc.'s independent operating subsidiaries provide a broad spectrum of skilled nursing and senior living services, physical, occupational and speech therapies and other rehabilitative and healthcare services at 248 healthcare facilities in Arizona, California, Colorado, Idaho, Iowa, Kansas, Nebraska, Nevada, South Carolina, Texas, Utah, Washington and Wisconsin. As part of its investment strategy, the Company also acquire, lease and own healthcare real estate to service the post-acute care continuum through acquisition and investment opportunities in healthcare properties. Ensign’s new business venture operating subsidiaries also offer several other post-acute-related services, including mobile x-ray, non-emergency transportation services and other consulting services also across several states. Each of these operations is operated by a separate, independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated "company" and "its" assets and activities, as well as the use of the terms "we," "us," "its" and similar verbiage, are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center, Standard Bearer Healthcare REIT, Inc. or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance, and acquisition activities. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.

These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve operations, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of operations; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of operations; competition from other companies in the acquisition, development and operation of facilities; its ability to defend claims and lawsuits, including professional liability claims alleging that our services resulted in personal injury, and other regulatory-related claims; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its operations if necessary. Additionally, our business and operations for 2021 and into 2022 continue to be impacted by the COVID-19 pandemic. Because of the unprecedented nature of the pandemic, we are unable to predict the full extent and duration of the financial impact of COVID-19 on our business, financial condition and results of operations. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.

Contact Information
Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2021	2020	2021	2020

Revenue:
Service revenue	$688,994	$625,068	$2,611,476	$2,387,439
Rental revenue	4,148	3,961	15,985	15,157
Total revenue	$693,142	$629,029	$2,627,461	$2,402,596
Expense:
Cost of services	535,063	493,823	2,019,879	1,865,201
Rent—cost of services	35,837	32,608	139,371	129,926
General and administrative expense	42,026	33,250	151,761	129,743
Depreciation and amortization	14,602	13,489	55,985	54,571
Total expenses	627,528	573,170	2,366,996	2,179,441
Income from operations	65,614	55,859	260,465	223,155
Other income (expense):
Interest expense	(1,865)	(1,664)	(6,849)	(9,362)
Other income	2,271	1,183	4,388	3,813
Other expense, net	406	(481)	(2,461)	(5,549)
Income before provision for income taxes	66,020	55,378	258,004	217,606
Provision for income taxes	17,059	9,216	60,279	46,242
Net income	48,961	46,162	197,725	171,364
Less: net income (loss) attributable to noncontrolling interests	221	(159)	3,073	886
Net income attributable to The Ensign Group, Inc.	$48,740	$46,321	$194,652	$170,478

Net income per share attributable to The Ensign Group, Inc.:
Basic	$0.89	$0.86	$3.57	$3.19
Diluted	$0.86	$0.82	$3.42	$3.06
Weighted average common shares outstanding:
Basic	54,653	53,835	54,486	53,434
Diluted	56,839	56,307	56,925	55,787

THE ENSIGN GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020

	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$262,201	$236,562
Accounts receivable—less allowance for doubtful accounts of $11,213 and $8,718 at December 31, 2021 and 2020, respectively	328,731	305,062
Investments—current	13,763	13,449
Prepaid income taxes	5,452	1,224
Prepaid expenses and other current assets	29,562	26,659
Total current assets	639,709	582,956
Property and equipment, net	888,434	778,244
Right-of-use assets	1,138,872	1,025,510
Insurance subsidiary deposits and investments	36,567	32,105
Escrow deposits	—	100
Deferred tax assets	33,147	32,424
Restricted and other assets	47,046	33,155
Intangible assets, net	2,652	2,899
Goodwill	60,469	54,469
Other indefinite-lived intangibles	3,727	3,716
Total assets	$2,850,623	$2,545,578
Liabilities and equity
Current liabilities:
Accounts payable	$58,116	$50,901
Accrued wages and related liabilities	278,770	236,614
Lease liabilities—current	52,181	48,187
Accrued self-insurance liabilities—current	40,831	34,396
Advance payment liabilities	—	102,023
Other accrued liabilities	89,410	87,318
Current maturities of long-term debt	3,760	2,960
Total current liabilities	523,068	562,399
Long-term debt—less current maturities	152,883	112,544
Long-term lease liabilities—less current portion	1,056,515	950,320
Accrued self-insurance liabilities—less current portion	69,308	62,402
Other long-term liabilities	27,135	39,686
Total equity	1,021,714	818,227
Total liabilities and equity	$2,850,623	$2,545,578

THE ENSIGN GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

The following table presents selected data from our consolidated statements of cash flows for the periods presented:

	Year Ended December 31,
	2021	2020

	(In thousands)
Net cash provided by/(used in):
Operating activities	$275,684	$373,351
Investing activities	(173,907)	(58,666)
Financing activities	(76,138)	(137,298)
Net increase in cash and cash equivalents	25,639	177,387
Cash and cash equivalents beginning of period	236,562	59,175
Cash and cash equivalents at end of period	$262,201	$236,562

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands, except per share data)

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
The following table reconciles net income to Non-GAAP net income for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income attributable to The Ensign Group, Inc.	$48,740	$46,321	$194,652	$170,478
Non-GAAP adjustments
Stock-based compensation expense(a)	4,909	3,588	18,678	14,524
Results related to operations not at full capacity(b)	—	647	657	1,499
Other income - Gain on sale of a business	(902)	—	(902)	—
Acquisition related costs(c)	50	—	384	104
Depreciation and amortization - patient base(d)	—	19	42	259
General and administrative - legal, transactional and other costs(e)	5,232	—	5,689	—
General and administrative - costs incurred related to new systems implementation	69	—	186	—
Cost of services - gain on sale of assets and business interruption gain	(1,825)	—	(2,365)	—
Provision for income taxes on Non-GAAP adjustments(f)	(1,328)	(5,693)	(9,814)	(12,256)
Non-GAAP income	$54,945	$44,882	$207,207	$174,608
Non-GAAP income from discontinued operations	—	—	—	—
Non-GAAP net income	$54,945	$44,882	$207,207	$174,608

Average number of diluted shares outstanding	56,839	56,307	56,925	55,787

Diluted Earnings Per Share
Net income	$0.86	$0.82	$3.42	$3.06

Adjusted Diluted Earnings Per Share
Net Income	$0.97	$0.80	$3.64	$3.13

Footnotes:
(a) Represents stock-based compensation expense incurred.
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of services	$3,209	$2,277	$11,791	$9,686
General and administrative	1,700	1,311	6,887	4,838
Total Non-GAAP adjustment	$4,909	$3,588	$18,678	$14,524

(b) Represents results to operations not at full capacity
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$—	$(1,020)	$(456)	$(3,161)
Cost of services	—	1,583	1,041	4,344
Rent	—	28	38	100
Depreciation and amortization	—	56	34	216
Total Non-GAAP adjustment	$—	$647	$657	$1,499

(c) Represents costs incurred to acquire operations which are not capitalizable.
(d) Included in depreciation and amortization are amortization expenses related to patient base intangible assets at newly acquired skilled nursing and senior living facilities.
(e) Legal, transactional and other costs incurred related to the formation of Standard Bearer and other real estate related activity.
(f) Represents an adjustment to the provision for income tax to our historical year to date effective tax rate of 25.0%.

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In thousands)

The table below reconciles net income to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Consolidated Statements of Income Data:
Net income	$48,961	$46,162	$197,725	$171,364
Less: net income attributable to noncontrolling interests	221	(159)	3,073	886
Add: Interest expense, net	(406)	481	2,461	5,549
Provision for income taxes	17,059	9,216	60,279	46,242
Depreciation and amortization	14,602	13,489	55,985	54,571
EBITDA	$79,995	$69,507	$313,377	$276,840
Adjustments to EBITDA:
Stock-based compensation expense	4,909	3,588	18,678	14,524
Legal, transactional and other costs(a)	5,232	—	5,689	—
Business interruptions gain and gain on sale of assets	(1,825)	—	(2,365)	—
Results related to operations not at full capacity	—	563	585	1,183
Acquisition related costs(b)	50	—	384	104
Costs incurred related to new systems implementation	69	—	186	—
Rent related to items above	—	28	38	100
Adjusted EBITDA	$88,430	$73,686	$336,572	$292,751
Rent—cost of services	35,837	32,608	139,371	129,926
Less: rent related to items above	—	(28)	(38)	(100)
Adjusted rent	35,837	32,580	139,333	129,826
Adjusted EBITDAR	$124,267		$475,905

(a) Legal, transactional and other costs incurred related to the formation of Standard Bearer and other real estate related activities.
(b) Costs incurred to acquire operations which are not capitalizable.

THE ENSIGN GROUP, INC.
UNAUDITED SELECT PERFORMANCE INDICATORS

The following tables summarize our selected performance indicators for our skilled services segment along with other statistics, for each of the dates or periods indicated:

	Three Months Ended December 31,
	2021	2020	Change	% Change

Total Facility Results:	(Dollars in thousands)
Skilled services revenue	$667,241	$602,919	$64,322	10.7%
Number of facilities at period end	214	197	17	8.6%
Number of campuses at period end*	22	22	—	—%
Actual patient days	1,703,536	1,502,237	201,299	13.4%
Occupancy percentage — Operational beds	73.9%	70.7%		3.2%
Skilled mix by nursing days	31.2%	35.2%		(4.0)%
Skilled mix by nursing revenue	51.9%	56.8%		(4.9)%

	Three Months Ended December 31,
	2021	2020	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Skilled services revenue	$517,901	$504,121	$13,780	2.7%
Number of facilities at period end	165	165	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	1,293,838	1,240,013	53,825	4.3%
Occupancy percentage — Operational beds	74.8%	71.8%		3.0%
Skilled mix by nursing days	33.3%	36.5%		(3.2)%
Skilled mix by nursing revenue	54.1%	58.2%		(4.1)%

	Three Months Ended December 31,
	2021	2020	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Skilled services revenue	$96,764	$89,742	$7,022	7.8%
Number of facilities at period end	27	27	—	—%
Number of campuses at period end*	6	6	—	—%
Actual patient days	259,728	235,402	24,326	10.3%
Occupancy percentage — Operational beds	72.1%	65.3%		6.8%
Skilled mix by nursing days	27.2%	29.4%		(2.2)%
Skilled mix by nursing revenue	47.0%	51.0%		(4.0)%

	Three Months Ended December 31,
	2021	2020	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Skilled services revenue	$52,576	$9,056	$43,520	NM
Number of facilities at period end	22	5	17	NM
Number of campuses at period end*	1	1	—	NM
Actual patient days	149,970	26,822	123,148	NM
Occupancy percentage — Operational beds	69.4%	72.9%		NM
Skilled mix by nursing days	20.3%	23.9%		NM
Skilled mix by nursing revenue	38.3%	39.1%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment. In the first half of 2021, we converted two campuses into two skilled nursing facilities.
(1)Same Facility results represent all facilities purchased prior to January 1, 2018.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2018 to December 31, 2019.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2020.

	Year Ended December 31,
	2021	2020	Change	% Change

Total Facility Results:	(Dollars in thousands)
Skilled services revenue	$2,523,234	$2,288,182	$235,052	10.3%
Number of facilities at period end	214	197	17	8.6%
Number of campuses at period end*	22	22	—	—%
Actual patient days	6,478,810	6,171,198	307,612	5.0%
Occupancy percentage — Operational beds	72.8%	73.5%		(0.7)%
Skilled mix by nursing days	31.7%	31.7%		—%
Skilled mix by nursing revenue	52.3%	53.1%		(0.8)%

	Year Ended December 31,
	2021	2020	Change	% Change

Same Facility Results(1):	(Dollars in thousands)
Skilled services revenue	$2,006,609	$1,926,574	$80,035	4.2%
Number of facilities at period end	165	165	—	—%
Number of campuses at period end*	15	15	—	—%
Actual patient days	5,064,374	5,111,446	(47,072)	(0.9)%
Occupancy percentage — Operational beds	73.9%	74.4%		(0.5)%
Skilled mix by nursing days	33.3%	33.1%		0.2%
Skilled mix by nursing revenue	54.2%	54.6%		(0.4)%

	Year Ended December 31,
	2021	2020	Change	% Change

Transitioning Facility Results(2):	(Dollars in thousands)
Skilled services revenue	$368,849	$338,138	$30,711	9.1%
Number of facilities at period end	27	27	—	—%
Number of campuses at period end*	6	6	—	—%
Actual patient days	992,762	986,798	5,964	0.6%
Occupancy percentage — Operational beds	69.5%	69.2%		0.3%
Skilled mix by nursing days	27.8%	25.4%		2.4%
Skilled mix by nursing revenue	47.6%	45.9%		1.7%

	Year Ended December 31,
	2021	2020	Change	% Change

Recently Acquired Facility Results(3):	(Dollars in thousands)
Skilled services revenue	$147,776	$23,470	$124,306	NM
Number of facilities at period end	22	5	17	NM
Number of campuses at period end*	1	1	—	NM
Actual patient days	421,674	72,954	348,720	NM
Occupancy percentage — Operational beds	69.1%	75.5%		NM
Skilled mix by nursing days	20.9%	18.6%		NM
Skilled mix by nursing revenue	39.0%	32.1%		NM
* Campus represents a facility that offers both skilled nursing and senior living services. Revenue and expenses related to skilled nursing and senior living services have been allocated and recorded in the respective operating segment. In the first half of 2021, we converted two campuses into two skilled nursing facilities.
(1)Same Facility results represent all facilities purchased prior to January 1, 2018.
(2)Transitioning Facility results represent all facilities purchased from January 1, 2018 to December 31, 2019.
(3)Recently Acquired Facility (Acquisitions) results represent all facilities purchased on or subsequent to January 1, 2020.

THE ENSIGN GROUP, INC.
SKILLED NURSING AVERAGE DAILY REVENUE RATES AND
PERCENT OF SKILLED NURSING REVENUE AND DAYS BY PAYOR
(Unaudited)

The following table reflects the change in skilled nursing average daily revenue rates by payor source, excluding services that are not covered by the daily rate(1):

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Skilled Nursing Average Daily Revenue Rates:
Medicare	$694.78	$668.92	$688.63	$674.59	$658.39	$479.78	$691.26	$666.72
Managed care	502.11	512.16	472.84	489.85	495.11	610.88	497.67	510.11
Other skilled	554.89	533.15	436.39	371.39	534.81	291.45	543.79	522.60
Total skilled revenue	589.35	595.72	566.60	590.97	587.68	508.22	586.23	594.04
Medicaid	251.99	249.27	240.33	238.97	241.38	256.65	249.01	247.65
Private and other payors	236.03	230.45	230.96	226.96	227.58	217.32	234.43	229.51
Total skilled nursing revenue	$362.57	$373.96	$328.04	$341.34	$309.84	$310.73	$352.66	$367.72
(1) These rates exclude additional Federal Medical Assistance Percentage (FMAP) and include sequestration reversal of 2%.

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Skilled Nursing Average Daily Revenue Rates:
Medicare	$689.50	$664.75	$679.15	$648.10	$674.89	$520.05	$687.18	$660.78
Managed care	503.31	494.19	478.30	472.82	475.07	517.92	498.97	491.53
Other skilled	545.88	534.56	425.87	358.37	520.18	293.04	534.40	525.51
Total skilled revenue	587.37	582.47	567.32	568.14	588.41	511.91	584.72	580.14
Medicaid	250.47	240.32	241.51	229.59	242.57	252.31	248.41	238.62
Private and other payors	237.35	232.80	234.39	220.31	242.32	230.30	237.21	230.52
Total skilled nursing revenue	$361.43	$352.69	$331.38	$314.49	$314.76	$297.01	$353.79	$345.92
(1) These rates exclude additional Federal Medical Assistance Percentage (FMAP) and include sequestration reversal of 2%.

The following tables set forth our percentage of skilled nursing patient revenue and days by payor source for the years ended December 31, 2021 and 2020:

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Percentage of Skilled Nursing Revenue:
Medicare	25.9%	33.4%	25.8%	34.4%	22.9%	25.6%	25.6%	33.4%
Managed care	19.5	16.4	17.5	14.4	10.5	12.7	18.5	16.0
Other skilled	8.7	8.4	3.7	2.2	4.9	0.8	7.8	7.4
Skilled mix	54.1	58.2	47.0	51.0	38.3	39.1	51.9	56.8
Private and other payors	6.8	6.0	8.0	7.1	8.2	10.8	7.1	6.3
Medicaid	39.1	35.8	45.0	41.9	53.5	50.1	41.0	36.9
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Three Months Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Percentage of Skilled Nursing Days:
Medicare	13.5%	18.7%	12.3%	17.4%	10.8%	16.6%	13.1%	18.4%
Managed care	14.1	11.9	12.1	10.0	6.6	6.4	13.1	11.5
Other skilled	5.7	5.9	2.8	2.0	2.9	0.9	5.0	5.3
Skilled mix	33.3	36.5	27.2	29.4	20.3	23.9	31.2	35.2
Private and other payors	10.4	9.7	11.4	10.7	11.1	15.5	10.7	10.0
Medicaid	56.3	53.8	61.4	59.9	68.6	60.6	58.1	54.8
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Percentage of Skilled Nursing Revenue:
Medicare	26.2%	29.8%	26.8%	30.5%	23.5%	23.1%	26.1%	29.8%
Managed care	19.3	16.4	17.1	13.7	9.2	8.4	18.4	16.0
Other skilled	8.7	8.4	3.7	1.7	6.3	0.6	7.8	7.3
Skilled mix	54.2	54.6	47.6	45.9	39.0	32.1	52.3	53.1
Private and other payors	6.6	7.0	7.7	8.5	8.3	12.8	6.9	7.3
Medicaid	39.2	38.4	44.7	45.6	52.7	55.1	40.8	39.6
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

	Year Ended December 31,
	Same Facility		Transitioning		Acquisitions		Total
	2021	2020	2021	2020	2021	2020	2021	2020
Percentage of Skilled Nursing Days:
Medicare	13.7%	15.8%	13.1%	14.8%	11.0%	13.2%	13.5%	15.6%
Managed care	13.9	11.7	11.9	9.1	6.1	4.8	13.0	11.2
Other skilled	5.7	5.6	2.8	1.5	3.8	0.6	5.2	4.9
Skilled mix	33.3	33.1	27.8	25.4	20.9	18.6	31.7	31.7
Private and other payors	10.1	10.5	10.8	12.2	10.7	16.6	10.2	10.9
Medicaid	56.6	56.4	61.4	62.4	68.4	64.8	58.1	57.4
Total skilled nursing	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

THE ENSIGN GROUP, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION BY SEGMENT
(In thousands)

Skilled Services

The table below reconciles net income to EBITDA and Adjusted EBITDA for the skilled services reportable segment for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Statements of Income Data:
Segment income(a)	$100,234	$84,172	$373,603	$327,812
Depreciation and amortization	7,788	7,338	30,681	28,585
EBITDA	$108,022	$91,510	$404,284	$356,397
Adjustments to EBITDA:
Business interruption gains	(1,825)	—	(1,825)	—
Stock-based compensation expense	3,102	2,195	8,299	9,239
Adjusted EBITDA	$109,299	$93,705	$410,758	$365,636

(a)    Segment income reflects profits or loss from operations before provision for income taxes and impairment charges from operations. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.

Real Estate
The following table sets forth details of operating results for our revenue and earnings, and their respective components, by our real estate segment for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Rental revenue generated from third-party tenants	$4,148	$3,961	$15,985	$15,157
Rental revenue generated from Ensign affiliated operations	13,207	11,825	49,551	46,118
Total rental revenue	17,355	15,786	65,536	61,275
Segment income(a)	9,364	8,730	35,986	31,323
Depreciation and amortization	5,313	4,594	19,726	18,218
FFO(b)	$14,677	$13,324	$55,712	$49,541

(a) Segment income reflects profits or loss from operations before provision for income taxes, excluding gain or loss from sale of real estate and insurance recoveries from real estate. General and administrative expenses are not allocated to any segment for purposes of determining segment profit or loss.
(b) FFO, in accordance with the definition used by the National Association of Real Estate Investment Trusts, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairment of depreciable real estate assets and including depreciation and amortization related to real estate to earnings.
THE ENSIGN GROUP, INC.
UNAUDITED REVENUE BY PAYOR SOURCE

The following table sets forth our service revenue by payor source and as a percentage of total service revenue for the periods indicated:

	Three Months Ended December 31,
	2021		2020
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$272,639	39.6%	$227,744	36.4%
Medicare	190,132	27.6	207,509	33.2
Medicaid — skilled	44,729	6.5	39,220	6.3
Total Medicaid and Medicare	507,500	73.7	474,473	75.9
Managed care	120,503	17.5	95,102	15.2
Private and other(2)	60,991	8.8	55,493	8.9
Service revenue	$688,994	100.0%	$625,068	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to FMAP for the three months ended December 31, 2021 and 2020.
(2) Private and other payors also includes revenue from all payors generated in other ancillary services for the three months ended December 31, 2021 and 2020.

	Year Ended December 31,
	2021		2020
	Revenue	% of Revenue	Revenue	% of Revenue
Medicaid(1)	$1,022,460	39.2%	$900,249	37.7%
Medicare	727,103	27.8	727,374	30.5
Medicaid — skilled	172,770	6.6	149,846	6.3
Total Medicaid and Medicare	1,922,333	73.6	1,777,469	74.5
Managed care	456,728	17.5	367,095	15.4
Private and other(2)	232,415	8.9	242,875	10.1
Service revenue	$2,611,476	100.0%	$2,387,439	100.0%
(1) Medicaid payor includes revenue for senior living operations and revenue related to FMAP for the years ended December 31, 2021 and 2020.
(2) Private and other payors also includes revenue from all payors generated in other ancillary services for the years ended December 31, 2021 and 2020.

Discussion of Non-GAAP Financial Measures

EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes and (c) depreciation and amortization. Adjusted EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) stock-based compensation expense; (e) results of operations not at full capacity, excluding depreciation, interest and income taxes, (f) acquisition related costs, (g) gain on sale of assets and business, (h) legal, transactional and other related costs, (i) business interruption gain and (j) costs incurred related to new systems implementation. Adjusted EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, (d) rent-cost of services, (e) stock-based compensation expense; (f) results of operations not at full capacity, excluding rent, depreciation, interest and income taxes, (g) acquisition related costs, (h) gain on sale of assets and business, (i) legal, transactional and other related costs, (j) business interruption gain and (k) costs incurred related to new systems implementation. Funds from Operations (FFO) for our real estate segment consists of segment income, excluding depreciation and amortization related to real estate, gains or losses from sales of real estate, insurance recoveries related to real estate and impairment of depreciable real estate assets. The company believes that the presentation of EBITDA, adjusted EBITDA, FFO, adjusted net income and adjusted earnings per share provides important supplemental information to management and investors to evaluate the company’s operating performance. Adjusted EBITDAR is a financial valuation measure that is not specified in GAAP. This measure is not displayed as a performance measure as it excludes rent expense, which is a normal and recurring operating expense. The company believes disclosure of adjusted net income, adjusted net income per share, FFO, EBITDA, adjusted EBITDA and adjusted EBITDAR has substance because the excluded revenues and expenses are infrequent in nature and are variable in nature, or do not represent current revenues or cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the company's industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the company believes that this non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the company's periodic filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The company’s periodic filings are available on the SEC's website at www.sec.gov or under the "Financial Information" link of the Investor Relations section on Ensign’s website at http://www.ensigngroup.net.